Exhibit 10.21

EMPLOYEE Restrictive Covenant AgreemenT

THIS AGREEMENT (the “Agreement”) is between Cognition Therapeutics, Inc. (the “Company”), a Delaware corporation with its principal offices at 2500 Westchester Ave., Purchase, NY 10577 and                        (the “Employee”), an individual residing at the address set forth on the signature page to this Agreement.

Recitals:

The parties desire to enter into this Agreement in connection with the Employee’s employment or continued employment by the Company.

NOW, THEREFORE, in consideration of the employment or continued employment of the Employee by the Company and the payment by the Company of compensation to the Employee for services rendered and to be rendered, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Non-Disclosure of Confidential Information. The Employee acknowledges that in the course of performing services for the Company, the Employee has in the past and may continue to obtain knowledge of the Company’s business plans, products, processes, software, know-how, trade secrets, formulas, methods, models, prototypes, discoveries, inventions, materials and reagents, improvements, disclosures, customer and supplier lists, information about employees and/or other proprietary and/or confidential information (collectively, the “Confidential Information”). The Employee agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge to any other party, or use for the Employee’s own benefit or to the detriment of the Company, any Confidential Information without the prior written consent of the Company, whether or not such Confidential Information was discovered or developed by the Employee. The Employee also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Company is obligated to maintain in confidence.

(a)           The Employee will not be held criminally or civilly liable under any Federal or state trade secret law for his/her disclosure of a trade secret that is made in confidence to Federal, state or local government officials or to an attorney provided that such disclosure is: (i) solely for the purpose of reporting or investigating a suspected violation of law; (ii) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (iii) if the Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law and where such disclosure is made to the Employee’s attorney, all documents containing any trade secret are filed under seal, and the Employee does not disclose any such trade secret except pursuant to a court order.

(b)           Notwithstanding anything herein to the contrary, nothing in this Agreement shall (x) prohibit the Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (y) require notification or prior approval by the Company of any such report; provided that, the Employee is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege.

2.             Inventions and Discoveries.

(a)           Disclosure. The Employee shall promptly and fully disclose to the Company, with all necessary detail, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written by the Employee (whether or not at the request or upon the suggestion of the Company), solely or jointly with others, during the period of the Employee’s engagement by the Company in any capacity that (i) relate to any line of business, activity or field of interest or investigation with respect to which the Employee renders services to the Company or (ii) are otherwise made through the use of the Company’s time, facilities or materials (all of the foregoing being hereinafter referred to collectively as the “Inventions”).

(b)           Assignment and Transfer. The Employee acknowledges that all work performed by the Employee is on a “work for hire” basis and does hereby assign and transfer, and to the extent any such assignment cannot be made at present, will assign and transfer, to the Company all of the Employee’s right, title and interest in and to the Inventions, and the Employee further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights and patents, and all renewals thereof, as may be necessary to obtain copyrights and patents for any Inventions in any and all countries and to vest title thereto in the Company and its successors and assigns and to otherwise protect the Company’s interests therein.

(c)           Power of Attorney. If the Company is unable, after reasonable effort, to secure the Employee’s signature on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to an Invention, whether because of the Employee’s physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints each of the President and each Vice President of the Company as the Employee’s agent and attorney-in-fact, to act for and in the Employee’s behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright, trademark or other registrations or any other legal protection thereon with respect to an Invention with the same legal force and effect as if executed by the Employee.

(d)           Documentation and Records. The Employee shall hold in a fiduciary capacity for the benefit of the Company all documentation, disks, programs, data, records, drawings, manuals, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Company or the Company’s business that are in the possession or under the control of the Employee. The Employee agrees that in connection with any research, development or other services performed for the Company, the Employee will maintain careful, adequate and contemporaneous written records of all Inventions, which records shall be the property of the Company.

3.             Restrictive Covenants.

(a)            Non-Competition and Non-Solicitation. The Employee shall not, directly or indirectly (including, without limitation, through ownership, management, operation or control of any other person or entity, or participation in the ownership, management, operation or control of any other person or entity, or by having any interest as a stockholder, lender, investor, agent, consultant, employee, partner or otherwise, in or with respect to any other person or entity) do any of the following:

(i)            During the period of the Employee’s employment with the Company and for 12 months following the date of termination of the Employee’s employment for any reason (the “Restricted Period”), own, manage, operate, control, invest in, participate in, be employed by, provide consulting services to, or be involved or associated with in any capacity, any person or entity that is engaged in a Competitive Business anywhere in the United States. The Employee acknowledges that the Company’s business is national in scope. “Competitive Business” means a business that is engaged in the research, development, marketing, manufacturing, sale or other commercialization of any compound or other agent that targets the sigma-2/PGRMC 1 receptor for the prevention and/or treatment of Alzheimer’s Disease or any other neurodegenerative indication or condition (including age-related macular degeneration), and any other business in which the Company engages or takes substantial steps to engage in during the last two years of the Employee’s employment. The foregoing shall not prohibit the Employee from owning in the aggregate less than one percent of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market;

(ii)           During the Restricted Period, directly or indirectly (A) solicit, encourage or entice any client, customer, vendor, licensee, licensor, consultant or supplier of the Company to cease, reduce or modify the business such person or entity has done with or intends to do with, or to end, reduce or modify the relationship or proposed relationship of such person or entity with, the Company, or (B) interfere with, impair, disrupt or attempt to interfere with, impair, disrupt or otherwise jeopardize any relationship of the Company with any client, customer, vendor, licensee, licensor, consultant or supplier or any other person or entity with whom the Company has a business relationship; and

(iii)          During the Restricted Period, directly or indirectly (A) solicit, hire, contract for services, retain or otherwise employ any person who is or was an employee or consultant of the Company during Employee’s employment with the Company, or (B) otherwise encourage any such individual to leave the employ of or to terminate a consulting arrangement with the Company, or to become an employee of, or consultant to, any other person or entity.

(b)           Tolling. The Employee agrees that if the Employee breaches any of the provisions in this Section 3, the Restricted Period and any additional periods thereafter shall be tolled and shall cease to run during the period of any violation by the Employee, and the restrictions contained in Section 3 will be extended for a period equal to the period that the Employee was in breach.

4.            No Conflicts. The Employee represents and warrants that the Employee is not party to any agreement, contract or understanding, whether of employment, consultancy or otherwise, in conflict with this Agreement or which would in any way restrict or prohibit the Employee from undertaking or performing services for the Company or otherwise from entering into or performing this Agreement. As a condition of employment, the Company requires that the Employee does not breach any obligation to refrain from disclosing or using any confidential or proprietary information or trade secrets of any other prior employer or third party. Employee is not permitted to bring or use documents or other property of any prior employer or other third party in the Employee’s work for the Company.

5.            Injunctive Relief. The Employee acknowledges that compliance with this Agreement is necessary to protect the goodwill and other proprietary interests of the Company, and that the restrictions herein are reasonable and necessary to protect the legitimate interests of the Company and will not interfere with the Employee’s ability to find other employment. The Employee acknowledges that a breach of this Agreement will result in irreparable and continuing damage to the Company and its business, for which there will be no adequate remedy at law. The Employee further agrees that in the event that Employee breaches this Agreement, the Company and its successors and assigns shall be entitled to injunctive relief (without posting a bond) and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of this Agreement. The Employee agrees that in any action in which the Company seeks an injunction or other equitable relief, the Employee will not assert or contend that any of the provisions of this Agreement are unreasonable, that the Company has an adequate remedy at law or that the Agreement is otherwise unenforceable.

6.            No Right to Continued Employment. It is expressly understood that this Agreement is not intended to define the terms of the Employee’s employment other than as specifically provided herein. Nothing contained in this Agreement shall be interpreted to provide a right to continuing employment or to change the Employee’s status as an at-will employee.

7.            Return of Company Property. Upon termination of the Employee’s employment with the Company and at any earlier time the Company requests, the Employee will deliver to the person designated by the Company all originals and copies of all documents in any medium (including electronic) and all other property of the Company in the Employee’s possession, under the Employee’s control or to which Employee may have access (including computers, smart phones and other portable electronic devices). The only forms of property excepted from this paragraph are: (i) documents referring to Employee’s compensation and benefits; and (ii) specific documents for which Employee has received the express, prior written consent of the Company to retain.

8.            Notification of Future Employers. During the Restricted Period, the Employee agrees to notify future employers of the existence of this Agreement and further agrees that the Company may do the same.

9.            Survival of Agreement; Binding Nature. It is expressly agreed that the provisions of this Agreement shall survive and apply after the termination of the Employee’s employment with the Company. This Agreement shall be binding on the Employee’s executors, administrators or other legal representatives or assigns and shall inure to the benefit of the Company’s successors and assigns. The Company shall have the right to assign this Agreement without the consent of the Employee. The Employee does not have the right to assign this Agreement.

10.          Severability. If any court or other decision-maker of competent jurisdiction determines that any of the covenants contained in this Agreement, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced. In the case that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11.          No Modification or Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Employee and the Company.

12.          Construction. This Agreement shall be construed and interpreted in accordance with the substantive laws of the Commonwealth of Pennsylvania. Any disputes under this Agreement shall be resolved in the state and federal courts in Allegheny County, Pennsylvania having subject matter jurisdiction and each party submits to the personal jurisdiction of such courts for purposes of such litigation.

13.          Entire Agreement. This Agreement constitutes the final and entire agreement of the parties with respect to the matters covered hereby, and supersedes and replaces any existing agreement or understanding, whether oral or written, between the Employee and the Company relating to the same subject matter, including but not limited to that certain Employee Non-Disclosure and Invention Assignment Agreement by and between the Company and the Employee dated October 8, 2019.

14.          Acknowledgement. The Employee acknowledges and agrees that (a) the Employee has had the opportunity to consult with independent counsel concerning this Agreement, (b) the Employee has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely, (c) the duration and scope of this Agreement are reasonable and necessary to protect the Company’s customer relationships, trade secrets, confidential information and other legitimate business interests, and (d) the Employee has not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement.

IN WITNESS WHEREOF, this Agreement has been signed by the parties as of the date set forth below next to the name of the Employee.

COGNITION THERAPEUTICS, INC.

Date:	By:

Name:

Title:

Date:	Employee’s Signature

[EMPLOYEE NAME]

Employee’s Address:

[Signature Page to Employee Restrictive Covenant Agreement]